                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              CAMDEN PROPERTY TRUST
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing party:

    (4)  Date filed:

                                 April 15, 2002


Dear Shareholders:

We wanted to remind you that our Annual Meeting of Shareholders will be held on Wednesday, May 15, 2002, at the Camden Vanderbilt Apartments, 7171 Buffalo Speedway, Houston, Texas at 10:00 a.m., central time. You should have received a proxy statement in the mail describing the matters to be acted upon at the meeting. To ensure that your shares are represented at the meeting, we strongly encourage you to sign, date and mail the proxy card that accompanied the proxy statement even if you plan to attend the meeting.

Also accompanying the proxy statement was our 2001 Annual Report to Shareholders. We have discovered that, due to a printing error, the information on page 54 of some copies of the Annual Report may not have been complete. Enclosed is a new copy of this page.

A full copy of our 2001 Annual Report is available in the investor relations section of our web site at www.camdenliving.com. If you would like a new copy of our 2001 Annual Report or have any other questions, please contact our investor relations department at 1-800-9Camden, or in Houston at (713) 354-2787.

Thank you for your continued support.

                                       Sincerely,

                                       CAMDEN PROPERTY TRUST

                              CAMDEN PROPERTY TRUST
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
                                                                                                    YEAR ENDED DECEMBER 31,
                                                                                             --------------------------------------
                                                                                                2001          2000          1999
                                                                                             ----------    ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES
   Net income ............................................................................   $   61,292    $   74,424    $   61,623
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization ......................................................      101,660        96,966        89,516
      Equity in income of joint ventures, net of cash received ...........................        7,411         1,959         2,491
      Gain on sales of properties and joint venture interests ............................       (2,372)      (18,323)       (2,979)
      Impairment provision for technology investments ....................................        9,864
      Extraordinary charge (early retirement of debt) ....................................          388
      Income allocated to units convertible into common shares ...........................        3,127         2,461         2,014
      Accretion of discount on unsecured notes payable ...................................          421           403           320
      Net change in operating accounts ...................................................       16,422         8,546        11,036
                                                                                             ----------    ----------    ----------
            Net cash provided by operating activities ....................................      198,213       166,436       164,021

CASH FLOW FROM INVESTING ACTIVITIES
      Increase in real estate assets .....................................................     (122,088)     (120,636)     (213,352)
      Net proceeds from sales of properties and townhomes ................................       10,377       150,141        13,226
      Net proceeds from sale of joint venture interests ..................................                                    5,465
      Increase in investment in joint ventures ...........................................       (1,881)       (2,702)       (2,012)
      Decrease in investment in joint ventures ...........................................                                    1,505
      Increase in investment in third party development properties .......................      (26,349)      (38,451)      (23,530)
      Decrease in investment in third party development properties .......................       29,259
      Increase in technology investments .................................................       (7,249)       (2,615)
      Other ..............................................................................       (1,696)       (1,488)       (1,873)
                                                                                             ----------    ----------    ----------
            Net cash used in investing activities ........................................     (119,627)      (15,751)     (220,571)

CASH FLOW FROM FINANCING ACTIVITIES
      Net increase (decrease) in unsecured lines of credit and short-term borrowings .....      (39,000)       80,000       (66,000)
      Proceeds from notes payable ........................................................      326,868                     253,380
      Repayment of notes payable .........................................................     (219,359)     (107,376)      (25,178)
      Proceeds from issuance of preferred units, net .....................................                     17,136       132,679
      Distributions to shareholders and minority interests ...............................     (119,226)     (112,850)     (108,253)
      Repurchase of preferred shares .....................................................      (26,922)
      Repurchase of common shares and units ..............................................                    (31,203)     (128,929)
      Extraordinary charge (early retirement of debt) ....................................         (388)
      Other ..............................................................................          130         3,027        (1,279)
                                                                                             ----------    ----------    ----------
            Net cash (used in) provided by financing activities ..........................      (77,897)     (151,266)       56,420
                                                                                             ----------    ----------    ----------
            Net increase (decrease) in cash and cash equivalents .........................          689          (581)         (130)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...........................................        4,936         5,517         5,647
                                                                                             ----------    ----------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .................................................   $    5,625    $    4,936    $    5,517
                                                                                             ==========    ==========    ==========